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                                                                EXHIBIT 99.B20


                      [GODFREY & KAHN, S.C. LETTERHEAD]



                              November 24, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:     Strong Municipal Funds, Inc.

Gentlemen:

        We represent Strong Municipal Funds, Inc. (the "Company"), in connection with its filing of Post-Effective Amendment No. 16 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-7603; 811-4770) on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

        We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

                                        Very truly yours,

                                        GODFREY & KAHN, S.C.

                                        /s/ Pamela M. Krill

                                        Pamela M. Krill